Exhibit 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Marchex, Inc. for the three months ended June 30, 2025 as filed with the SEC on the date hereof, each of Edwin Miller, as Principal Executive Officer, and Brian Nagle, as Principal Financial Officer and Principal Accounting Officer, of the Company hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of his or her knowledge, that:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 13, 2025	By:	/S/ EDWIN MILLER
	Name:	Edwin Miller
	Title:	CEO (Principal Executive Officer)

Date: August 13, 2025	By:	/S/ BRIAN NAGLE
	Name:	Brian Nagle
	Title:	SVP, Controller (Principal Financial Officer and Principal Accounting Officer)